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                                                                   EXHIBIT 99(j)


                      CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference this Post-Effective Amendment No. 11 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated February 2, 2001, relating to the financial statements and financial highlights appearing in the December 31, 2000 Annual Reports to Shareholders of EAFE Equity Index Fund - Premier Class, Small Cap Index Fund - Premier Class, US Bond Index Fund - Premier Class (constituting parts of the BT Advisor Funds) and EAFE Equity Index Portfolio, Small Cap Index Portfolio, and U.S. Bond Index Portfolio, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
Baltimore, Maryland
April 27, 2001